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                                                                    EXHIBIT 10.2

         LETTER OF UNDERTAKINGS CONCERNING CERTAIN DEVELOPMENT ISSUES OF
               CHINA NETCOME GROUP CORPORATION (HONG KONG) LIMITED
                 (LETTER OF UNDERTAKINGS BY CHINA NETCOM GROUP)

China Netcome Group Corporation (Hong Kong) Limited:

      Whereas China Netcome Group Corporation (Hong Kong) Limited (the "Hong Kong Company") is expected to proceed with a global initial public offering, to ensure the continual development of the mainland China and overseas telecommunication businesses of the Hong Kong Company and its subsidiaries (collectively referred to as the "Listed Group") and to safeguard the interests of the shareholders of the Hong Kong Company, China Network Communications Group Corporation (the "Group Corporation"), being the largest controlling shareholder, now specifies certain issues as follows:

      1. The Group Corporation will give full support to the Listed Group's existing operations and future development;

      2. The Hong Kong Company will be the only Hong Kong or overseas listed company under the control of the Group Corporation that manages basic telecommunication businesses in mainland China through its mainland subsidiaries;

      3. Within the scope controlled by the Group Corporation, with respect to any issues relating to the examinations, approvals, transaction and other arrangements between the Listed Group and the Group Corporation and/or entities controlled by the Group Corporation engaging in fixed line, Internet (including but not limited to broadband business), data, leased line service, international telecommunications, value-added telecommunication business and other related telecommunication businesses (the "Group Corporation's subsidiary telecommunication operating entities"), the Listed Group will be equally treated as the Group Corporation itself and/or its subsidiary telecommunication operating entities;

      4. If the Group Corporation obtains in China the operation licenses for other telecommunication businesses beyond the existing business scope of the Hong Kong Company's subsidiaries engaging in telecommunication businesses in mainland China (including but not limited to mobile telecommunication business license, new telecommunication businesses, and experiments and commercial operations of new technologies), it shall notify the Hong Kong Company at the earliest possible time, and upon the request of the Hong Kong Company, grant by way of authorization or otherwise the Hong Kong Company's subsidiaries engaging in telecommunication businesses in mainland China the exclusive right to manage such telecommunication businesses ("new business operation arrangement") in the provinces (municipalities or autonomous regions) where the Listed Group operates. If the new business operation arrangement requires the approval from relevant governmental authorities, the Group Corporation will use its best effort to obtain the approval for such new business operation arrangement;

      5. Within the scope controlled by the Group Corporation, the Hong Kong Company shall have preferential right in acquiring the interests and businesses of the telecommunication companies and other entities owned by the Group Corporation.

      6. Under the national regulations on telecommunication universal service obligations, the Group Corporation will fulfill by itself those obligations imposed on it. In accordance with the "Telecommunication Universal Services in Rural Areas- the implementation scheme of Village Connection Project" and other transitional measures on telecommunication universal services promulgated by the government, for the telecommunication universal service obligations that should be fulfilled by the Group Corporation and/or the Hong Kong Company (or its subsidiaries), the Group

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            Corporation will assume the responsibility for investing in and constructing the necessary network facilities. If the Listed Group operates and maintains such network facilities within its operation areas in mainland China, the Group Corporation will reasonably compensate the Listed Group for the related expenses incurred in operating and maintaining such network facilities based on market value.

China Network Communications Group Corporation

September 5, 2004

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